                                                                    EXHIBIT 99.3

                         OHIO EDISON FINANCING TRUST II

                             OFFER TO EXCHANGE ITS
           [___]% TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPrS(SM)") (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY AND GUARANTEED
       TO THE EXTENT SET FORTH IN THE PROSPECTUS BY OHIO EDISON COMPANY)

                   FOR UP TO 3,600,000 OUTSTANDING SHARES OF
                         7.75% CLASS A PREFERRED STOCK,
                  $25 PAR VALUE PER SHARE (CUSIP 677347 76 7),
                                       OF
                              OHIO EDISON COMPANY

                                [________], 1996

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

         We have been appointed by Ohio Edison Company, an Ohio corporation ("Ohio Edison"), and Ohio Edison Financing Trust II, a Delaware statutory business trust (the "Trust"), to act as Dealer Manager in connection with the offer by the Trust to exchange, upon the terms and subject to the conditions set forth in the Prospectus referred to below and the related Letter of Transmittal (which together constitute the "Offer"), its [___]% Trust Originated Preferred Securities(SM) ("TOPrS(SM)") (the "Preferred Securities") for up to 3,600,000 shares of 7.75% Class A Preferred Stock, $25 par value per share (the "Class A Shares"), of Ohio Edison, that are validly tendered and accepted for exchange pursuant to the Offer. In connection with the Offer, Ohio Edison will deposit in the Trust as trust assets its [___]% Junior Subordinated Debentures due 2016 as set forth in the Prospectus referred to below.

         Pursuant to the Offer, exchanges will be made on the basis of one Preferred Security for each Class A Share validly tendered and accepted for exchange in the Offer. Class A Shares not accepted for exchange because of proration will be returned.

         The Trust will accept for exchange all Class A Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration described in the Prospectus dated [________], 1996 (the "Prospectus").

----------------
(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

         For your information and for forwarding to your clients for whom you hold Class A Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

         1. Prospectus;

         2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

         3. Notice of Guaranteed Delivery to be used to accept the Offer if the Class A Shares and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date (as defined in the Prospectus), or the book-entry transfer of the Class A Shares cannot be completed by the Expiration Date;

         4. A form of letter that may be sent to your clients for whose accounts you hold Class A Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions and designation of Soliciting Dealer with regard to the Offer;

         5. A letter from the President and Chief Executive Officer of Ohio Edison to holders of Class A Shares that may be sent to your clients;

         6. A Question and Answers pamphlet that may be sent to your clients;
and

         7. A return envelope addressed to The Bank of New York, the Exchange Agent.

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

         THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON [__________], 1996, UNLESS THE OFFER IS EXTENDED.

         NEITHER THE BOARD OF DIRECTORS OF OHIO EDISON, OHIO EDISON, THE TRUSTEES NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF CLASS A SHARES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER. HOLDERS OF CLASS A SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.


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         Ohio Edison will pay a solicitation fee of $[_____] per Class A Share for any Class A Shares validly tendered and accepted for exchange and exchanged pursuant to the Offer and covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including each Dealer Manager in its capacity as a broker or dealer, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of Class A Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders".

         If tendered Class A Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with The Depository Trust Company, Midwest Securities Trust Company or Philadelphia Depository Trust Company, the Soliciting Dealer must return a Notice of Solicited Tenders to the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date in order to receive a solicitation fee. Such Notice of Solicited Tenders is attached hereto on page 5. No solicitation fee shall be payable to a Soliciting Dealer in respect of Class A Shares (i) beneficially owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such Class A Shares are held by such Soliciting Dealer as nominee and such Class A Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender of Class A Shares by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

         No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Ohio Edison, the Trust, the Trustees, the Exchange Agent, the Information Agent or the Dealer Manager for purposes of the Offer.

         Ohio Edison will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. Ohio Edison will pay all stock transfer taxes applicable to the acceptance of Class A Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

         Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee.


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         Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Prospectus.

                                       Very truly yours,

                                       MERRILL LYNCH & CO.



         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF OHIO EDISON, THE TRUST, THE TRUSTEES OF THE TRUST, THE DEALER MANAGER, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.


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
                          NOTICE OF SOLICITED TENDERS

         List below the number of Class A Shares whose tender you have solicited. All Class A Shares beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the tables below. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent. If the space below is inadequate, list the Class A Shares on a separate signed schedule and affix the list to this Notice of Solicited Tenders. PLEASE DO NOT COMPLETE THE SECTIONS OF THE TABLE HEADED "TO BE COMPLETED ONLY BY EXCHANGE AGENT".

         ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE EXCHANGE AGENT WITHIN THREE NYSE TRADING DAYS AFTER THE EXPIRATION DATE AT THE ADDRESS SET FORTH ON THE BACK COVER OF THE PROSPECTUS. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE PROSPECTUS.


           SOLICITED TENDERS OF CLASS A SHARES NOT BENEFICIALLY OWNED
            BY SOLICITING DEALER EXCHANGED FOR PREFERRED SECURITIES

                                                                                                         To be Completed
                               To be Completed by        To be Completed by      To be Completed Only        Only by
                             the Soliciting Dealer      the Soliciting Dealer     by Exchange Agent       Exchange Agent

                                Number of Shares             VOI Ticket            Number of Shares       Fee $[___] per
Beneficial Owners                   Tendered                   Number*                 Accepted               Share
-----------------                   --------                   ------                  --------               -----
Beneficial Owner No. 1

Beneficial Owner No. 2

Beneficial Owner No. 3

Beneficial Owner No. 4

Beneficial Owner No. 5

      Total

------------------------
* Complete if Class A Shares delivered by book-entry transfer.


            PLEASE INDICATE ANY ACCOUNT WHOSE SOLICITING DEALER FEE
                   WILL BE DIRECTED TO ANOTHER BROKER DEALER.

         All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.


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         The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus; (iii) in soliciting tenders of Class A Shares, it has used no soliciting materials other than those furnished by Ohio Edison or the Trust; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations outside the United States to the same extent as though it were an NASD member.



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                                  (Attention)

Date:
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                 DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
                   YOUR STOCK CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.


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